UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2013
Date of Report (Date of earliest event reported)

DOUBLE CROWN RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53389	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2312 N. GREEN VALLEY PARKWAY SUITE 1026 HENDERSON, NEVADA	89014
(Address of principal executive offices)	(Zip Code)

707-961-6016
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on March 1, 2013, the Board of Directors of Double Crown Resources, Inc., a Nevada corporation (the "Company"), accepted the consent of Antonio B. Castillo as a member of the Board of Directors. Therefore, as of the date of this Current Report, the Board of Directors consists of Jerry Drew, Glenn Soler, Marc Duncan, Allen Lopez, Keith Tubandt and Antonio Castillo.

Antonio B. Castillo. Mr. Castillo has 25 years of experience as a business financial advisor and as a procurement professional for equipment and materials to optimize oilfield drilling operations. Mr. Castillo has held a wide variety of positions in the oil and gas industry, including roles in financial development and technical drilling procurement. Mr. Castillo has worked internationally, including in México, London, Hawaii, and various locations in the continental United States. Mr. Castillo has experience in planning drilling projects for both on-shore and off-shore operations. He has worked with jack-up oil platforms, land rigs and also the chemical additives and other key materials required for high-yield production. Mr. Castillo meets the need of the Company for a director with industry experience who can assist the Company as it plans to bid on a number of petroleum industry projects. To reflect his functions in the company, Mr. Castillo has been given the title: Director of Business Development and Strategy.

Most recently in his career, Mr. Castillo has worked as President and CEO of Avan Consultants, LLC in Houston, Texas, a financial consulting firm serving the oil and gas industry. Mr. Castillo has held this position since 2006. His list of clients and contacts is international.

Prior to assuming his role at Avan Consultants, Mr. Castillo worked for JARVEX, Inc. from 2004-2005, where he participated in their real estate consulting practice, arranging for development financing for a variety of real estate projects in Houston, Texas. From approximately 2002-2004, Mr. Castillo worked for ARCAM, Ltd., an International Intermediary Financial Company, where his personal portfolio of investors was worth $175 million. Under Mr. Castillo's direction, most of this portfolio was placed in petroleum industry equities.

From approximately 1990-2002, Mr. Castillo served as a business financial advisor for several brokerage firms, including Arka Casa de Bolsa (1997-2002) in Monterrey, Mexico and Mexico City, Mexico; Value Casa de Bolsa (1994-1996) in Monterrey, Mexico and New York; Arka Securities (1992-1993) in La Jolla, CA; and Sharp Capital Securities (1990-1992) in Irving, TX.

From approximately 1985-1990, Mr. Castillo worked in the banking industry, holding positions in Mexico and Hawaii at the following institutions: Hawaii National Bank (1989-1990) in Oahu, Hawaii; Multibanco Mercantil de Mexico (1987-1989); and Banpais (1985-1987), a Mexican financial institution, in Monterrey, Mexico.

Mr. Castillo earned a BA in Business Administration from the Universidad del Norte in México in 1987 and a Master’s Degree in Finance from the University of California at San Diego in 1993. Mr. Castillo is bilingual (English, Spanish) and has dual citizenship (United States, Mexico).

The Company issued an aggregate of 3,000,000 shares of its restricted common stock to Mr. Castillo as consideration for his services on the Board of Directors.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE CROWN RESOURCES INC.

DATE: March 7, 2013	By:	/s/ Jerry Drew
	Name:	Jerry Drew
	Title:	President/Chief Executive Officer